COAST COMMERCIAL BANK                                        Joseph S Accornero
Post Office Box 1818                                   Executive Vice President
Santa Cruz. CA 95061-1818
(408) 458-4500
                                                                 March 19, 1991



Martin Boone
Sherman & Boone Associates
1260 41st Avenue, Suite A
Capitola, California 95010

Dear Martin:

Please consider this letter your official notification of Coast Commercial Banks's intention to exercise the first of its three five year renewal options, for our Aptos Branch Site located at 7775 Soquel Drive, Aptos, California.

This exercise is as outlined in section 1.01 of the Lease dated July 16, 1986.

Thank you for your consideration. If you have any questions please do not hesitate to call me.


Sincerely,

      /s/

Joseph S. Accornero

Executive Vice President
Chief Operating Officer &
Cashier

                                       ADDENDUM



This addendum is attached to and made a part of that certain lease agreement dated July 3. 1986, wherein MARTIN N. BOONE AND ROBIN SHERMAN are referred to as "Lessor" and COAST COMMERCIAL BANK is referred to as "CCB" and is the Lessee of the property located at 7775 Soquel Drive, Aptos, Ca.

In that it is the intention of the Lessor to develop one or more parcels adjacent to the subject property and tie all developed parcels together as a center sharing parking and access and in that the proposed development offers potential advantages to the CCB, CCB egress over the property leased by CCB provided County parking requirements for CCB are maintained.

The attached proposed development proposals are provided to give a conceptual understanding of the parties concerning this agreement. It is understood that the development may be modified in scope or design due to Lessor's ability to develop the additional property or Governmental requirements to change design and traffic flow.

All other terms and conditions to remain the same.

Dated:  4-9,1987



                                       LESSOR:


                                                    /s/
                                       ------------------------------------
                                       Martin N. Boone


                                                    /s/
                                       ------------------------------------
                                       Robin Sherman

                                       LESSEE:

                                       Coast Commercial Bank

                                       By



                                                      /s/
                                       ------------------------------------

                                        LEASE



    MARTIN N. BOONE AND ROBIN SHERMAN, herein called "Lessor," hereby lease to COAST COMMERCIAL BANK a California Banking Corporation, herein called "CCB," those certain premises, herein called "said premises," in the County of Santa Cruz, State of California, described as 7775 Soquel Drive, Aptos, California.

                                       RECITALS

    Lessor owns the entire parcel of real property on which the said premises are located, and it is currently occupied by multiple tenants including a business known as "Art World" pursuant to a lease dated May l, 1985, between Lessor, as Lessor therein, and Patrick Walsh which occupies the front 1450 square feet of the said premises.
    CCB is desirous of having the entire real property available or the location of a branch banking facility on the terms and conditions set forth herein.
    Lessor shall acquire the leasehold interest of PatrickWalsh pursuant to the terms of an "Agreement to Terminate Lease" of even date herewith which is attached hereto as Exhibit "1" and incorporated herein. Lessor's obligations regarding use of the property thereunder shall be deemed incorporated herein and are agreed to and accepted by CCB.
    Lessor further agrees to make the remaining tenant space on the real property available to CCB upon the expiration or earlier termination of the last of the applicable existing leases for such space to expire or terminate. This agreement shall, when such space is available, be applicable to such space.
    Lessor and CCB agree that the principles set forth in Exhibit "A", attached hereto and incorporated herein, shall govern the amendment of this lease when the additional space is available.
    The terms of this lease shall apply to such portions of the said premises as are subject to use and occupancy by CCB.

                               ARTICLE l. TERM OF LEASE

                                    Original Term

    Section 1.01. This Lease shall be for a period of Five Years from the execution hereof with options for renewal under the same terms and conditions for three successive like periods. CCB shall notify Lessor not less than 90 days prior to the expiration of a term hereunder of the exercise of its option to extend the lease.

                                      Hold Over

    Section 1.02. Should CCB hold over and continue in possession of said premises after expiration of the term of this lease or any extension thereof, CCB's continued occupancy of said premises shall be considered a month-to-month tenancy subject to all the terms and conditions of this lease.

                                   ARTICLE 2. RENT

                                     Minimum Rent

    Section 2.01. CCB agrees to pay to Lessor, in addition to the sums specified in Sections 2.02 and 2.03 of this lease, a fixed minimum rental for the use and occupancy of the initial portion of said premises of $1,712.52 per month payable on the 1st day of each month commencing upon execution hereof at the office of Lessor at 1260 41st Avenue Capitola, California, or at such other place or places as Lessor may from time to time designate by written notice delivered to CCB.
    The minimum rent hereunder will be adjusted pursuant to the principles set forth in Exhibit "A" when all of said premises are available for the use and occupancy of CCB. There are approximately 1140 Square Feet in the remaining tenant space and the "minimum rent" for that space shall be the same as the minimum rent, including any adjustments under Section 2.04. hereof, for the original space at the time the remaining tenant space is added to this lease.

                                       Premium

    Section 2.02. Lessor, pursuant to the terms of Exhibit 1, is required to expend the sum of $25,000.00 for the purpose of the granting of this lease, and CCB, during the first term hereof, agrees to pay as additional rent the sum of $614.62 per month, the liquidated sum represents the cost to the Lessor of acquiring and making the leased space available to CCB and is payable without regard to any lawful earlier termination hereof.

                                     Project Rent

    Section 2.03. When CCB has pursuant to the terms of the lease required that the Lessor undertake the contemplated improvement project there shall be payable to Lessor as Project Rent such monthly sum as is necessary to defer the Lessors additional expenses in accordance with the "statement of principles".

                                Rent Increase (C.P.I.)

    Section 2.04. At the end of the first year of this lease and each successive year thereafter the initial minimum rental shall be adjusted by the use of a Cost of Living Escalator as follows: the index to be used shall be the Bureau of Labor Statistics Consumer Price Index, All Items, San Francisco, 1967 = 100, hereinafter referred to as the "CPI". Base index shall be that published nearest to the date hereof. The rent increase hereunder shall be proportional to the increase in the CPI as above, over the base index.

                                       Deposit

    Section 2.05. CCB shall upon execution hereof provide the Lessor with the sum of $3,200.00 the same to represent the first month's rent hereunder and a security deposit for the faithful performance by CCB of all obligations hereunder.

                             Reappraisal of Minimum Rent

    Section 2.06. Upon the expiration of TEN years after the beginning of this lease the minimum rent hereunder will be adjusted to the then current fair market rental value in accordance with the provisions of Article 11 hereof.


                              ARTICLE 3. USE OF PREMISES

                                    Permitted Use

    Section 3.01. Said premises shall, during the term of this lease and any extensions thereof, be used for the purpose of operating and conducting thereon and therein a branch banking operation, for uses normally incident to such purpose, and for no other purpose without the prior consent of the Lessor which shall not be unreasonably withheld.

                                  Insurance Hazards

    Section 3.02. CCB shall not commit or permit the commission of any acts on said premises nor use or permit the use of said premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring said premises or the improvements on said premises. CCB shall, at its own cost and expense, comply with any and all requirements of Lessor's insurance carriers necessary for the continued maintenance at reasonable rates of fire and liability insurance policies on said premises and the improvements on said premises.

                                  Waste or Nuisance

    Section 3.03. CCB shall not commit or permit the commission by others of any waste on said premises; CCB shall not maintain, commit, or permit the maintenance of commission of any nuisance as defined in Section 3479 of the California Civil Code on said premises; and CCB shall not use or permit the use of said premises for any unlawful purpose.

                                 Compliance with Law

Section 3.04. CCB shall at CCB's own cost and expense comply with all statutes, ordinances, regulations, and requirements of all governmental entities, both federal and state and county or municipal, relating to

CCB's use and occupancy of said premises whether such statutes, ordinances, regulations, and requirements be now in force or hereinafter enacted.


                            ARTICLE 4. TAXES AND UTILITIES

                              Payment of Utility Charges

    Section 4.01. There is only one meter for each of the utility services to the premises. During such time as CCB occupies less than the entire building it shall pay its prorata share of all utility charges. At the time of execution hereof this share is agreed to be 40%. When CCB has acquired all of the improved space available CCB shall pay, and hold Lessor and the property of Lessor free and harmless from, all charges for the furnishing of gas, water, electricity, telephone service, and other public utilities to said premises during the term of this lease or any extension thereof and for the removal of garbage and rubbish from said premises during the term of this lease or any extensions thereof.

                               Personal Property Taxes

    Section 4.02. CCB shall pay before they become delinquent all taxes, assessments, or other charges levied or imposed by any governmental entity on the furniture, trade fixtures, appliances, and other personal property placed by CCB in, on, or about said premises including, without limiting the generality of the other terms used in this section, any shelves, counters, vaults, vault doors, wall safes, partitions, fixtures, machinery, office equipment, or communication equipment brought on said premises by CCB.

                             Real Property Tax Increases

    Section 4.03. CCB shall reimburse the Lessor, within 10 days of receiving written notice thereof, for any increase in the real property taxes caused by and resulting from lawful increases in the applicable Santa Cruz County tax rates occurring during the term hereof.


                          ARTICLE 5. ALTERATIONS AND REPAIRS

                                Condition of Premises

    Section 5.01. CCB accepts said premises, as well as the improvements thereon and the facilities appurtenant thereto, in their present condition and stipulates with Lessor that said premises as well as the improvements thereon and the facilities appurtenant thereto are in good, clean, safe, and tenantable condition as of the date of this lease.

                                Maintenance by Lessor

    Section 5.02. Lessor shall, at his own cost and expense, maintain in good condition and repair the exterior roof, exterior walls, structural supports, the foundation of said premises, and the driveway and parking area surfaces.

                                  Maintenance by CCB

    Section 5.03. CCB shall, at its own cost and expense, maintain in good condition and repair all of the interior of the improvements occupied by it pursuant to this lease, and when it has possession of the entire parcel CCB shall maintain the landscaping and cleanliness of the paved areas.

                                Alterations and Liens

    Section 5.04. In making any improvements or alterations to the leased premises CCB shall keep the premises free and clear from any and all liens, claims, and demands for work performed, materials furnished, or operations conducted on said premises at the instance or request of CCB. Furthermore, any and all alterations, additions, improvements, and fixtures, except furniture and trade fixtures, made or placed in or on said premises by CCB or any other person shall upon being placed upon the premises become the property of Lessor and remain on said premises

                                 Inspection by Lessor

    Section 5.05. CCB shall permit Lessor or Lessor's agents, representatives, or employees to enter said premises at all reasonable times for the purpose of inspecting said premises to determine whether CCB is complying with the terms of this lease and for the purpose of doing other lawful acts that may be necessary to protect Lessor's interest in said premises under this lease or to perform Lessor's duties under this lease.

                                Surrender of Premises

    Section 5.06. On expiration or sooner termination of this lease, or any extensions or renewals of this lease, CCB shall promptly surrender and deliver said premises to Lessor in as good condition as they are now at the date of this lease, reasonable wear and tear and repairs herein required to be made by Lessor excepted.


                          ARTICLE 6. INDEMNITY AND INSURANCE

                                 Hold-Harmless Clause

    Section 6.01. CCB agrees to indemnify and hold Lessor and the property of Lessor, including said premises, free and harmless from any and all claims, liability, loss, damage, or expenses resulting from CCB's occupation and use of said premises, specifically including, without limitation, any claim, liability, loss, or damage arising by reason of:
    a. The death or injury of any person or persons, including CCB or any person who is an employee or agent of CCB, or by reason of the damage to or destruction of any property, including property owned by CCB or any person who is an employee or agent of CCB, and caused or allegedly caused by some act or omission of CCB or of some agent, contractor, employee, servant, sublessee, or concessionaire of CCB on said premises
    b. Any work performed on said premises or materials furnished to said premises at the instance or request of CCB or any agent or employee of CCB; and
    c. CCB's failure to perform any provision of this lease or to comply with any requirement of law or any requirement imposed on the leased premises by any duly authorized governmental agency or political subdivision.

                                 Liability Insurance

    Section 6.02. CCB shall, at its own cost and expense, secure and maintain during the entire term of this lease and any renewals or extensions of such term a broad form comprehensive coverage policy of public liability insurance issued by an insurance company acceptable to Lessor and insuring CCB, and naming the Lessor as an additional insured, against loss or liability caused by or connected with CCB's occupation and use of said premises under this lease in amounts not less than:
    a. $500,000.00 for injury to or death of one person and, subject to such limitation for the injury or death of one person, of not less than $1,000,000.00 for injury to or death of two or more persons as a result of any one accident or incident; and
    b. $50,000.00 for damage to or destruction of any property of others.

                                    Fire Insurance

    Section 6.03. During the full term of this lease and any renewals or extensions thereof, CCB shall maintain at CCB's own cost and expense an insurance policy issued by a reputable company authorized to conduct insurance business in California insuring for their full insurable value all fixtures and equipment in or on said premises against damage or destruction by fire, theft, or the elements.

                                  Subrogation Waiver

    Section 6.04. Lessor and CCB agree that in the event of loss due to any of the perils for which they have agreed to provide insurance, that each party shall look solely to its insurance for recovery. Lessor and CCB hereby grant to each other, on behalf of any insurer providing insurance to either of them with respect to the demised premises, a waiver of any right of subrogation which any such insurer of one party may acquire against the other by virtue of payment of any loss under such insurance.

                         ARTICLE 7. SIGNS AND TRADE FIXTURES

                      Installation and Removal of Trade Fixtures

    Section 7.01. CCB shall have the right at any time and from time to time during the term of this lease and any renewal or extension of such term, at CCB's sole cost and expense, to install and affix in, to, or on said premises such items, herein called "trade fixture," for use in CCB's trade or business as CCB may, in its sole discretion, deem advisable. Any and all such trade fixtures that can be removed without structural damage to said premises or any building or improvements on said premises shall remain the property of CCB and may be removed by CCB at any time or times prior to the expiration or sooner termination of this lease.

                               Unremoved Trade Fixtures

    Section 7.02. Any trade fixtures described in this Article that are not removed from said premises by CCB within 30 days after the expiration or sooner termination, regardless of cause, of this lease shall be deemed abandoned by CCB and shall automatically become the property of Lessor as owner of the real property to which they are affixed.


                       ARTICLE 8. DESTRUCTION AND CONDEMNATION

                                     Destruction

    Section 8.01. Should said premises, the building, or any portion thereof be destroyed or partially destroyed by any cause not the fault of CCB, this lease shall continue in full force and effect and Lessor, at Lessor's own cost and expense, shall promptly commence the work of repairing and restoring said premises to their prior condition in accordance with the improvement scheme.

                                  Insurance Proceeds

    Section 8.02. Any insurance proceeds received by Lessor because of the total or partial-destruction of said premises or the building on said premises shall be expended on the required repairs or prorated between the parties as their interests appear if the lease is terminated by the parties.

                                  Abatement of Rent

    Section 8.03. All payments hereunder, including but not limited to rent, shall be abated to the extent and for the time that CCB is prevented from using the whole of said premises.

                                     Condemnation

    Section 8.04. Should, during the term of this lease or any renewal or extension thereof, title and possession of all or any part of said premises be taken under the power of eminent domain by any public or quasi-public agency or entity, the following shall occur:
    a) If the whole of the premises shall be so taken this lease shall terminate as of 12:00 A. M. of the date actual physical possession of said premises is taken by the agency or entity exercising the power of eminent domain and both Lessor and CCB shall thereafter be released from all obligations, except those specified in Section 5.06 of this lease, under this lease.
    b) If a part only of the premises is so condemned or taken and the remaining portion is not suitable for the purposes for which CCB has leased said premises, CCB shall have the right to terminate this Lease. If by such condemnation and taking a part only of the premises is taken, and the remaining part thereof is suitable for the purposes for which CCB has leased said premises, this Lease shall continue, but the rental shall be reduced in an amount proportionate to the value of the portion taken as it relates to the total value of the premises.

                                  Condemnation Award

    Section 8.05. Should, during the term of this lease or any renewal or extension thereof, title and possession of all or any portion of said premises be taken under the power of eminent domain by any public or quasi-public agency or entity, the portion of the compensation or damages for the taking awarded to each of the parties to this lease, Lessor and CCB, shall belong to and be the sole property of the party Lessor or CCB, to whom it is awarded.

                               ARTICLE 9. MISCELLANEOUS

                          Force Majeure--Unavoidable Delays

    Section 9.01. Should the performance of any act required by this lease to be performed by either Lessor or CCB be prevented or delayed by reason of an act of God, strike, lockout, labor troubles, inability to secure materials, restrictive governmental laws or regulations, or any other cause except financial inability not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay and performance of the act during the period of delay will be excused; provided, however, that nothing contained in this section shall excuse the prompt payment of rent by CCB as required by this lease or the performance of any act rendered difficult solely because of the financial condition of the party, Lessor or CCB, required to perform the act.

                                   Attorney's Fees

    Section 9.02. Should any litigation be commenced between the parties to this lease concerning said premises, this lease, or the rights and duties of either in relation thereto, the party, Lessor or CCB, prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in the litigation, to a reasonable sum as and for his attorney's fees in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

                                       Notices

    Section 9.03. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this lease or by law to be served on or given to either party hereto by the other party hereto shall be in writing and shall be deemed duly served and given when personally delivered to the party to whom they are directed, or in lieu of such personal service when deposited in the United States mail, first-class postage prepaid, addressed to CCB at 104 Walnut Street, Santa Cruz, California, or to Lessor at 1260 41st Ave., Capitola, California. Either party, CCB or Lessor, may change his address for the purpose of this section by giving written notice of such change to the other party in the manner provided in this section.

                           Binding on Heirs and Successors

    Section 9.04. This lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto.

                                  Partial Invalidity

    Section 9.05. Should any provision of this lease be held by a court of competent jurisdiction to be either invalid, void, or unenforceable, the remaining provisions of this lease shall remain in full force and effect unimpaired by the holding.

                                   Time of Essence

    Section 9.06. Time is expressly declared to be of the essence in this lease.

                    ARTICLE 10. RIGHT OF FIRST REFUSAL AND OPTION

                                    First Refusal

    Section 10.01. Should Lessor, during the lease term, any renewal term, option term, or extension of the foregoing, elect to sell all or any portion of the premises, CCB shall have the right of first refusal to meet any bona fide offer of sale accepted by Lessor on the same terms and conditions of such offer, and on failure to meet such bona fide offer within 45 days after written notice thereof from Lessor, Lessor shall sell the premises or portion thereof to such third person in accordance with the terms and conditions of that contract. If for any reason CCB shall not act on its right of first refusal and the Sale does not occur the right of first refusal shall be reinstated.

                               ARTICLE 11. REAPPRAISAL

    Section 11.01. Pursuant to the terms hereof the minimum rental shall be adjusted to reflect the then current fair rental value that Lessor of the premises in accordance with the principles upon which the lease is based. The minimum rental shall be at such sum as may be agreed on by Lessor and CCB or, if the parties are unable to agree, fixed by appraisal in the following manner:
         (1) On or before sixty (60) days prior to commencement of the renewed term, each of the parties to this lease, Lessor and CCB, shall appoint an appraiser and give written notice of the name and address of such appraiser to the other party to this lease. The two appraisers thus appointed shall, within ten (10) days after appointment of the last of the two appraisers to be appointed, appoint a third appraiser and serve written notice of the name and address of such appraiser on Lessor and CCB in the manner prescribed by this lease for service of notice on Lessor by CCB and on CCB by Lessor.
         (2) All appraisers appointed under this section shall be, at the time of their appointment, members in good standing of the American Institute of Real Estate Appraisers.
         (3) Within ten (10) days after the appointment of the third appraiser, the three appraisers shall confer and each shall submit in writing to Lessor and CCB his honest appraisal of the equivalent full cash rental value, as described in this section, of said premises. The term "equivalent full cash rental value" as used in this section means the price a willing lessee would pay to a willing lessor for said premises for the highest and best potential use of said premises in the original condition and without improvements for which CCB is obligated hereunder to pay the Lessor's full cost and for which the additional "Project Rent" is payable pursuant to section 2.03. of this lease, the appraisers shall also disregard the effect of CCB's own leasehold improvements on rental value.
    (4) The appraised value agreed on in writing by any two of the three appointed appraisers shall be conclusive and binding on the parties to this lease, Lessor and CCB, and shall establish the current fair rental value of said premises for purposes of this section. Should no two of the three appraisers be able to agree, both the highest appraisal and the lowest appraisal submitted by any of the three appraisers shall be disregarded and the remaining appraisal shall be binding and conclusive on the parties, Lessor and CCB, to this lease and shall establish the current fair rental value of said premises for purposes of this section.
    (5) Should either party, Lessor or CCB, fail to appoint an appraiser as required by this section within ten (10) days after service on him of written demand to do so, the appraiser appointed by the other party shall act for both Lessor and CCB. The decision in writing of such appraiser shall, in such event, be binding on both Lessor and CCB and establish the full cash rental value of said premises for purposes of this section.

    (6) Lessor and CCB shall each pay the fee and all expenses incurred by the appraiser appointed by each of them and one-half of all expenses and the fee incurred by the third appraiser appointed pursuant to subparagraph (1) of this section.


                         ARTICLE 12 NOTICE AND SUBORDINATION

                                   Recorded Notice

    Section 12.01. The parties hereto agree to record a notice of this lease and any documents that may be required to release the same in the event that it expires or is terminated by agreement without the exercise of the option.

                                    Subordination

    Section 12.02. This Lease shall be prior to any encumbrance recorded after the date of this Lease affecting the premises. If, however, a lender requires that this Lease be subordinate to any such encumbrance, this Lease shall be subordinate to that encumbrance if Lessor first obtains from the lender a written agreement that provides substantially the following:
    "So long as CCB performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the encumbrance, and no steps or procedures taken under this encumbrance shall affect Tenant's rights under this Lease. The provisions of this Lease concerning the disposition of insurance proceeds on destruction of the premises , and the provisions concerning the disposition of any condemnation award, shall prevail over any conflicting provisions in the encumbrance. CCB shall have the right to purchase the encumbrance and receive an assignment of all rights appertaining thereunto by paying to the encumbrancer the full amount of its demand prior to the opening of a public sale in a foreclosure proceeding."

                                      CONDITION

    This lease is subject to approval by the State of California Department of Banking.

    Dated:  7-16, 1986.

                                  LESSOR:

                                                 /s/
                                  ------------------------------------------
                                  MARTIN N. BOONE

                                                 /s/
                                  ------------------------------------------
                                  ROBIN SHERMAN

                                  LESSEE:               COAST COMMERCIAL BANK

                                  By             /s/
                                    -----------------------------------------

                               STATEMENT OF PRINCIPLES
                                      REGARDING
                        IMPROVEMENT PROJECT ON LEASED PREMISES

    This statement is a part of a the terms of a lease between MARTIN N. BOONE and ROBIN SHERMAN, as Lessors (hereinafter "Lessor") and COAST COMMERCIAL BANK, a California Banking Corporation (hereinafter "CCB"), of even date herewith.

    The parties have entered into a lease whereby CCB is initially leasing and occupying the front 1450 square feet of the building located at 7775 Soquel Drive, Aptos, California. It is the intent of the parties that once all of the remaining improved space on the described real property is available and included in the lease pursuant to the terms thereof Lessor will undertake a work of improvement pursuant to the plans and specifications submitted by CCB through licensed contractors approved by CCB (hereinafter "improvement project").

    It is intended that the Lessor shall not suffer economic detriment as a result of completing the improvement project as specified by CCB. In order to insure that result, the rent under the lease shall include, in addition to the initial monthly minimum rent, a monthly sum for "project rent."

    CCB shall pay as monthly project rent such sum as shall be required to provide the Lessor with the same "average monthly effective net return" lessor would have received if the Lessor had not incurred the "Costs" required to comply with its obligations under CCB's improvement project. The "costs" referred to in this paragraph shall include all direct charges and expenses related to the remodeling of the building and grounds as required or approved by CCB in writing.

    The "average monthly net effective return" for purposes hereof shall mean the total annual rental income under the preexisting leases less all expenses required to be paid by the Lessor pursuant to the terms of such existing leases and as owner of the real property; including but not limited to expenditures for existing mortgage obligations, real property taxes, assessments, maintenance, utilities, and insurance; the difference to be divided by twelve to determine the average.

    In the event that CCB does not exercise the any of the options for additional terms under the lease after the improvement project has been completed CCB shall pay to Lessor the balance of the rent hereunder as if all options had been exercised after deducting a discount for increases in market valuation and a discount for cash prepayment as well as credits for increased fair market rental value. It is the intent of the parties that Lessor shall not be damaged nor suffer reductions in the Lessor's current effective return during the maximum term

                                  EXHIBIT A, PAGE 1
hereof by virtue of constructing the improvements specified by CCB.

    CCB will be responsible for constructing and installing all interior leasehold improvements and fixtures necessary and required for its use of the premises as a banking facility to the extent that the same are not included in the improvement project.

    Dated: 7-16, 1986.
                                            COAST COMMERCIAL BANK
             /s/
------------------------------------
MARTIN N. BOONE


                                            By:          /s/
                                              ------------------------------

             /s/
------------------------------------
ROBIN SHERMAN



                                  EXHIBIT A, PAGE 2

                              AGREEMENT TO TERMINATE LEASE

    MARTIN N. BOONE and ROBIN SHERMAN, as Lessor, and PATRICK WALSH, doing business as ART WORLD, as Lessee, executed a written lease dated May 1, 1985, for a period ending on July 15, 1988.

    Lessor and Lessee hereby agree to terminate the above Lease effective July 1, 1986, upon the terms and conditions set forth herein.

    Lessor will pay the Lessee the sum of $25,000.00 for the termination of the lease pursuant to the terms hereof. The sum of $2,800.00 shall be paid upon the execution hereof, $1,200.00 will be paid on July 15, 1986, and the balance of $15,000.00 will be paid upon the surrender of the premises on July 31, 1986. Lessee shall have the right to occupy the premises without rent until July 31, 1986. Any holdover occupancy shall be at $100.00 per day for the first 15 days and shall increase to $200 at that time and further increases of $100.00 increments shall occur each 15 day period thereafter. Such holdover rent shall belong to the new tenant described below.

    The premises have been leased to Coast Commercial Bank effective July 1, 1986, and they have notice of and have consented to the terms of this agreement.

    Lessor agrees that Lessee may maintain appropriate signs on the real property containing the leased premises redirecting Lessee's customers to his new location until October 1, 1986.

    Lessor further agrees that lessor shall not permit the leased premises to be used for the purpose of conducting a business selling art supplies or providing art instruction for a period of five years after the execution hereof.

    Lessee's obligations relative to the surrender of the premises under this agreement modify his obligations under the above lease only in so far as the actual surrender of possession is accelerated as a result of the early termination of the lease.

Dated:  July 3, 1986.

           /s/                                         /s/
--------------------------------         -----------------------------------
MARTIN N. BOONE                         ROBIN SHERMAN


                                                       /s/
                                         -----------------------------------
                                         PATRICK WALSH


Coast Commercial Bank hereby
acknowledges receipt of a copy hereof

          /s/
-------------------------------